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                                                                   Exhibit 23(b)






                         CONSENT OF INDEPENDENT AUDITORS




         We consent to the inclusion in the Current Report on Form 8-K/A, dated February 9, 1999, of Transmation, Inc., of our report dated February 20, 1997 with respect to the financial statements of Metermaster Inc., and to the incorporation of such report by reference in the three Registration Statements on Form S-8 (Registration No. 33-61665, Registration No. 33-08779 and Registration No. 33-08781) of Transmation, Inc.






                                        /s/ Gifford, Hillegass & Ingwersen, P.C.




April 8, 1999
Atlanta, Georgia



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